UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 12, 2010

LOWE'S COMPANIES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowe's Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(704) 758-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

    (a)           On November 12, 2010, the Board of Directors (the “Board”) of Lowe’s Companies, Inc. (the “Company”) approved an amendment to Article II, Section 1 of the Company’s Bylaws, which became effective immediately upon approval.  As amended, Section 1 provides that “[t]he annual meeting of shareholders shall be held each year on a day in the month of May or June to be designated by the Board of Directors.”  The Company’s Bylaws previously provided for the annual meeting to take place each year on a day in the month of May, as determined by the Board.

The preceding description is qualified in its entirety by reference to the text of the Company’s Bylaws, as amended and restated as of November 12, 2010, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits

    (d)           Exhibits

3.1           Bylaws of Lowe’s Companies, Inc., as amended and restated

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE’S COMPANIES, INC.

Date: November 12, 2010	By: /s/ Gaither M. Keener, Jr.
Gaither M. Keener, Jr.
Senior Vice President, General Counsel,
Secretary and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Bylaws of Lowe’s Companies, Inc., as amended and restated